EXHIBIT 99.1

Carriage Services, Inc. Announces Closing Acquisitions from Service Corporation International

HOUSTON, May 15, 2014 /PRNewswire/ -- Carriage Services, Inc. (NYSE: CSV) (the "Company") announced today it closed on its acquisitions from Service Corporation International.

Mel Payne, Chief Executive Officer, stated, “We are excited and very proud to announce that today we closed the acquisition of six businesses in New Orleans and Alexandria, Virginia from Service Corporation International pursuant to a Consent Decree Application approved this past Monday by the Federal Trade Commission. We had a goal of being the first buyer in our industry to close on the large number of Service Corporation International divestitures resulting from their acquisition of Stewart Enterprises, and we achieved that goal through a team effort by a group of high performance 4E Leaders.

This high quality group of operating businesses includes the following:

▪	Garden of Memories Funeral Home and Cemetery, Metairie, LA;

▪	Schoen Funeral Home, New Orleans, LA;

▪	Greenwood Funeral Home, New Orleans, LA;

▪	Tharp-Sontheimer-Tharp Funeral Home, Metairie, LA;

▪	Everly Community Funeral Care, Falls Church, VA; and

▪	Everly-Wheatley Funeral Home, Alexandria, VA.

The four businesses in New Orleans, Louisiana and two in Alexandria / Falls Church, Virginia (Fairfax County), provide Carriage strong franchises from which we can build a track record of success and reputation in these two large, demographically attractive strategic markets. We did extensive due diligence on many of the packages of properties in other markets that were being divested and these two we have since confirmed are the ‘pick of the litter’ as to the quality of the properties and the people necessary to compete successfully for market share by simply Being The Best in these markets at providing high value funeral and cemetery sales and service to client families.

Since we have had our operating and support teams frequently in these businesses doing pre-acquisition integration work over the last two months, we have become more excited about the opportunity, and so have the local employees, to implement Carriage’s Standards Operating Model with strong 4E Leadership from our new Managing Partners and their teams of highly motivated and skilled employees. These two markets have been heavily consolidated over the past forty years, so our bottoms-up focus on decentralized decision making to grow the number of client families served through our facilities over time will offer these communities and markets something different, positive and customized to their respective local needs.

The other future opportunity for Carriage in these strategic markets is to build trusting relationships with other high quality funeral and cemetery business owners so that they know that we offer a very different succession planning solution if and when an ownership transition plan makes sense. We have already begun the process of identifying and building relationships with the largest and highest quality independents in both New Orleans and nearby markets and in the Washington, D.C. area.

Finally, I speak for all of our leaders, employees and Board Members by offering a heartfelt welcome to all of the employees in the acquired businesses who have now joined the Carriage family of elite businesses as we continue our Good To Great Journey.”
Carriage Services is a leading provider of deathcare services and merchandise in the United States. Carriage operates 167 funeral homes in 27 states and 32 cemeteries in 11 states.
Statements set forth in this communication that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "plan," "intend," "foresee," "should," "would," "could" or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under "Forward-Looking Statements and Cautionary Statements" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, could cause the Company's results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company.